Exhibit 10.2
INVESTMENT MANAGEMENT TRUST AGREEMENT
     This Agreement is made as of September 24, 2007 by and between Seanergy Maritime Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”).
     WHEREAS, the Company’s Registration Statement on Form F-1, File Nos. 333-144436 and 333-146281 (“Registration Statement”), for its initial public offering (the “IPO”) of units (the “Units”) of the Company, each Unit consisting of one share of common stock, par value $.0001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock (the “Warrant”), has been declared effective as of the date hereof (“Effective Date”) by the Securities and Exchange Commission (the “Commission”); and
     WHEREAS, the Company has sold an aggregate of 16,016,667 warrants in a private placement (the “Placement”) pursuant to Regulation S promulgated by the Commission pursuant to the Securities Act of 1933, as amended (the “Act”); and
     WHEREAS, Maxim Group LLC (“Maxim”) is acting as the representative of the several underwriters (the “Underwriters”) in the IPO; and
     WHEREAS, as described in the Company’s Registration Statement and Prospectus filed pursuant to Rule 424(b) of the Act, (i) in accordance with the Company’s Second Amended and Restated Certificate of Incorporation, $203,635,000 of the net proceeds of the IPO ($235,397,500 if the Underwriters’ over-allotment option is exercised in full), (ii) in accordance with the Amended and Restated Subscription Agreement, dated as of September 24, 2007, among the Company, Maxim and certain purchasers, $11,415,000 of the net proceeds of the Placement (together with the IPO proceeds, the “Base Deposit”), (iii) in accordance with the Underwriting Agreement, dated September 24, 2007, between the Company and Maxim, as representative of the Underwriters, an additional $4,950,000 (up to $6,187,500 if the Underwriters’ over-allotment option is exercised in full), representing a portion of the Underwriters’ discount (the “Contingent Discount”), will be delivered to the Trustee as of September 24, 2007 to be deposited and held in a trust account for the benefit of the Company, the public holders of the Common Stock underlying the Units and Maxim. The aggregate amount to be delivered to the Trustee, and all interest or dividend income received with respect thereof, will be referred to herein as the “Property,” the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders, the Company and Maxim will be referred to together as the “Beneficiaries”; and
     WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:
     1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:
          (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in a segregated trust account (the “Trust Account”) established by the Trustee at J.P. Morgan Chase N.A. and at a brokerage institution selected by the Trustee;
          (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;
          (c) In a timely manner, upon the written instruction of the Company, to invest and reinvest the Property in “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “1940 Act”) and having a maturity of 180 days or less or in any money market fund meeting the conditions specified in paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the 1940 Act, as amended, as determined by the Company;
          (d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;
          (e) Notify within two (2) business days the Company of all communications received by it with respect to any Property requiring action by the Company;
          (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account or the Company;
          (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or Maxim to do so;
          (h) Render to the Company and to Maxim, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;
          (i) Commence liquidation of the Trust Account upon receipt of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B and complete the liquidation of the Trust Account and distribute the Property in the Trust Account as directed in the Termination Letter and the other documents referred to therein as part of the Company’s plan of dissolution and liquidation. The Trustee understands and agrees that, except as provided in Section 2 hereof, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter. If there is any income or other tax obligation relating to the Trust Account or the Company as determined by the Company, then, from time to time, at the written instruction of the Company, the Trustee shall promptly, to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, liquidate such assets held in the Trust Account as shall be designated by the Company in writing, and disburse to the Company by wire transfer or check, out of the Property in the Trust Account, the amount indicated by the Company as owing in respect of such tax obligation;
     2. Limited Distributions of Income on Property.
          (a) If there is any tax obligation to be paid by the Company, then upon receipt by the Trustee of a written request executed by the Chief Executive Officer and the Chief Financial Officer of the Company, the Trustee shall disburse to the Company by wire transfer, out of the Property in the Trust Account, the amount indicated by the Company as required to pay such taxes.
          (b) Upon receipt by the Trustee of an officer’s certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company certifying that such distribution pursuant to this Section 2(b) shall only be used to pay the costs and expenses associated with the exercise of the Underwriters’ over-allotment option, the Trustee shall distribute to the Company up to a maximum of $742,500 of the interest income earned and collected on the Base Deposit through the last day of the month immediately preceding the date of receipt of the Company’s written request pursuant to this Section 2(b).
          (c) Upon receipt by the Trustee of an executed Certificate for Quarterly Distributions, a form of which is attached as Exhibit C hereto, the Trustee shall make quarterly distributions of the interest income earned and collected on the Base Deposit in accordance with the Company’s instructions.
          (d) Upon receipt by the Trustee of the Termination Letter, accompanied by an officer’s certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company requesting payment of actual expenses incurred or, where known with reasonable certainty, imminently to be incurred by the Company in connection with its dissolution and liquidation, including any fees and expenses incurred or imminently to be incurred by the Company in connection with its plan of dissolution and distribution, the Trustee is hereby authorized to pay and shall distribute to the Company said requested amounts.

          (e) Except as provided in this Section 2, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) hereof.
          (f) It is acknowledged and agreed by the parties hereto that with respect to all requests for distributions to or on behalf of the Company pursuant to this Section 2 the Trustee’s only responsibility is to follow the instructions of the Company.
     3. Agreements and Covenants of the Company. The Company hereby agrees and covenants:
          (a) To provide all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer and Chief Financial Officer, with a copy to the Representative. In addition, except with respect to its duties under paragraph 1(i) and 3(h), the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions; provided, however, that the Company and/or the Representative shall promptly confirm such instructions in writing;
          (b) To hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsels’ fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence, willful misconduct or bad faith. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. Neither the Company nor the Trustee may agree to settle any Indemnified Claim without the prior written consent of the other party, which consent will not be unreasonably withheld. The Company may participate in such action with its own counsel at its own expense;
          (c) To pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to this Agreement, as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees. The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such section);
          (d) That, in the event that the Company consummates a Business Combination and the Trust Account is liquidated in accordance with Section 1(i) hereof, an independent party designated by the Representative shall act as the inspector of election to certify the results of the shareholder vote and the Public Shareholder vote;
          (e) That the Termination Letter referenced in Sections 1(i) hereof shall require the Company’s Chief Executive Officer and Chief Financial Officer to each certify the following as applicable: either (A) that (1) prior to the Termination Date, the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement; and (2) the Company’s board of directors has approved the Business Combination pursuant to a unanimous written consent or (B) that the Company failed to consummate a Business Combination prior to the Termination Date and that the Company shall be dissolved and liquidated in accordance with its Second Amended and Restated Certificate of Incorporation;
          (f) In connection with any vote of the Company’s stockholders regarding a Business Combination, to provide to the Trustee an affidavit or certificate (the “Report”) of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes verifying the vote of the Company’s shareholders and

Public Shareholders regarding such Business Combination. Such Report shall be attached as an exhibit to the Termination Letter, as applicable;
          (g) As soon as practicable after the Termination Date, to instruct the Trustee to commence liquidation of the Trust Account as part of the Company’s plan of dissolution and liquidation.
     4. Limitations of Liability. The Trustee shall have no responsibility or liability to:
          (a) Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence, willful misconduct or bad faith;
          (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;
          (c) Change the investment of any Property, other than in compliance with Section 1(c);
          (d) Refund any depreciation in principal of the Property;
          (e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;
          (f) The Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence, willful misconduct or bad faith. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;
          (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and
          (h) Pay any taxes on behalf of the Company (it being expressly understood that the Trustee’s sole obligation with respect to taxes shall be to initiate bank wires or issue the checks with respect thereto provided for by Section 2(a) hereof).
          (i) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including but not limited to income tax obligations), it being expressly understood that as set forth in Section 2(a), if there is any income or other tax obligation relating to the Trust Account or the Company, as determined from time to time by the Company and regardless of whether such tax is payable by the Company or the Trust, at the written instruction of the Company, the Trustee shall make funds available in cash from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the taxing authority.

          (j) Verify calculations, quantify or otherwise approve requests for distributions pursuant to Sections 1(i), 2(a), 2(b) and 2(c).
     5. Certain Rights of Trustee.
          (a) Before the Trustee acts or refrains from acting, it may require an officers’ certificate or opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such officers’ certificate or opinion of counsel. The Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (b) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement.
          (d) The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement; it shall not be accountable for the Company’s use of the proceeds from the Trust Account. Notwithstanding the effective date of this Agreement or anything to the contrary contained in this Agreement, the Trustee shall have no liability or responsibility for any act or event relating to this Agreement or the transactions related thereto which occurs prior to the date of this Agreement, and shall have no contractual obligations to the Beneficiaries until the date of this Agreement.
     6. No Right to Set-off. The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account. In the event that the Trustee has a claim against the Company under this Agreement, including without limitation, under Section 3(b) hereof, the Trustee will pursue such claim against the Company and not against the Property.
     7. Termination. This Agreement shall terminate as follows:
          (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including, but not limited to, the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may, but shall not be obligated to, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit;
          (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b); or
          (c) On September 24, 2009, when the Trustee deposits the Property with the United States District Court for the Southern District of New York in the event that, prior to such date, the Trustee has not received a Termination Letter from the Company.
     8. Miscellaneous.
          (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit D. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.
          (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.
          (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Maxim, who, along with each other Underwriter, the parties specifically agree, is and shall be a third party beneficiary for purposes of this Agreement; and provided further, any amendment to Section 1(i) shall require the consent of all of the Public Shareholders. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.
          (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction and accept such venue, and waive any objection that such courts represent an inconvenient forum.
          (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:
if to the Trustee, to:
Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson and Frank DiPaolo
Fax No.: (212) 509-5150
if to the Company, to:
Seanergy Maritime Corp.
c/o Balthellas Chartering S.A.
10, Amfitheas Avenue
17564 P. Faliro
Athens, Greece
Attn: Panagiotis Zafet
Fax No.: 30-210-9406933
in either case with a copy to:
Maxim Group LLC
405 Lexington Avenue
New York, New York 10174
Attn: Clifford A. Teller
Fax No.: (212) 895-3783

and
Ellenoff Grossman & Schole LLP
370 Lexington Avenue, 19th Floor
New York, New York 10017
Attn: Douglas S. Ellenoff
Fax No.: (212) 370-7889
and
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Mitchell S. Nussbaum
Fax No.: (212) 407-4990
          (f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company and Maxim.
          (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Frank A. Di Paolo
Name: Frank A. Di Paolo
Title: Chief Financial Officer

SEANERGY MARITIME CORP.

By:	/s/ Panagiotis Zafet
Name: Panagiotis Zafet
Title: Co-Chairman of the Board of Directors and Chief Executive Officer

EXHIBIT A
[Letterhead of Company]
[Insert date]
Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson
     Re: Trust Account No. [   ] Termination Letter
Ladies and Gentlemen:
     Pursuant to Section 1(i) of the Investment Management Trust Agreement (the “Trust Agreement”) between Seanergy Maritime Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of September 24, 2007, the undersigned hereby certify that the Company has entered into an agreement (“Business Agreement”) with (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about September 28, 2009. Such Business Combination was approved by the Company’s board of Directors by unanimous written consent. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.
     In accordance with paragraph 2 of Article 6 of the Second Amended and Restated Certificate of Incorporation of the Company, the Business Combination has been approved by the shareholders of the Company and by the Public Shareholders holding a majority of the IPO Shares, and Public Shareholders holding one share less than 35.0% of the IPO Shares have voted against the Business Combination and given notice of exercise of their redemption rights described in paragraph 3 of Article 6 of the Second Amended and Restated Certificate of Incorporation of the Company. Pursuant to Section 3(f) of the Trust Agreement, we are providing you with a certificate of                      (the “Report”), the inspector of elections, which verifies the vote of the Company’s shareholders and the Public Shareholders in connection with the Business Combination. A copy of such Report is attached as Exhibit C hereto. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing (the “Disbursement Instructions”).
     On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated or will, concurrently with your transfer of funds to the accounts as directed by the Company, be consummated, and (ii) the Company shall deliver to you the Disbursement Instructions. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter, the Report and the Disbursement Instructions. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or be distributed immediately and the penalty incurred. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

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     In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon your receipt of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

SEANERGY MARITIME CORP.

By:
Name: Panagiotis Zafet Title: Co-Chairman of the Board of Directors and Chief Executive Officer

By:
Name: Alexis Komninos Title: Chief Financial Officer and Treasurer
cc: Maxim Group LLC

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EXHIBIT B
[Letterhead of Company]
[Insert date]
Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson
     Re: Trust Account No. [   ] Termination Letter
Ladies and Gentlemen:
     Pursuant to paragraphs 1(i) and 2(d) of the Investment Management Trust Agreement (the “Trust Agreement”) between Seanergy Maritime Corp. (“Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of September 24, 2007, the undersigned hereby certify that the Company failed to consummate a Business Combination prior to the Termination Date and that the Company shall be dissolved and liquidated in accordance with its Second Amended and Restated Certificate of Incorporation.
     In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account. The Company has appointed [                    ] to serve as its Designated Paying Agent; accordingly, you will notify the Company and the “Designated Paying Agent” in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the “Transfer Date”). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company’s instructions. You shall have no obligation to oversee the Designated Paying Agent’s distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall terminate in accordance with the terms thereof.

Very truly yours,

SEANERGY MARITIME CORP.

By:
Name: Panagiotis Zafet Title: Co-Chairman of the Board of Directors and Chief Executive Officer
By:
Name: Alexis Komninos Title: Chief Financial Officer and Treasurer
Cc: Maxim Group LLC

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EXHIBIT C
CERTIFICATE FOR QUARTERLY DISTRIBUTIONS
[Insert date]
Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson
     Re: Trust Account No. [  ]
Ladies and Gentlemen:
     Pursuant to paragraph 2(c) of the Investment Management Trust Agreement between Seanergy Maritime Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of September 24, 2007 (“Trust Agreement”), you are instructed to distribute to the Company’s stockholders of record as of                     , 200     , $                     of the interest income earned on the Trust Account (as defined in the Trust Agreement) during the quarter ended                , 200     , pursuant to the instructions attached hereto as Schedule A. Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company approving the record date and distribution, certified by the Secretary of the Company as true and correct and in full force and effect.

Very truly yours,

SEANERGY MARITIME CORP.

By:
Panagiotis Zafet Chief Executive Officer and Co- Chairman
Cc: Maxim Group LLC

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EXHIBIT D

AUTHORIZED INDIVIDUAL(S)	AUTHORIZED
FOR TELEPHONE CALL BACK	TELEPHONE NUMBER(S)

Company:
Seanergy Maritime Corp.
c/o Balthellas Chartering S.A.
10, Amfitheas Avenue
17564 P. Faliro
Athens, Greece
Attn: Panagiotis Zafet Co-Chairman of the Board of
Directors and Chief Executive Officer ()
Representative:
Maxim Group LLC
405 Lexington Avenue
New York, New York 10022
Attn: Clifford A. Teller
Trustee:
Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson

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SCHEDULE A
Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement
between Seanergy Maritime Corp. and
[                    ]

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$1,000

Annual fee	First year, initial closing of IPO by	$3,000
	wire transfer; thereafter on the
	anniversary of the effective date of
	the IPO by wire transfer or check

Transaction	By wire transfer or check following	$250
processing fee for	receipt of invoice
disbursements to Company under Sections 2(a), 2(b) and 2(c)

Agreed:

Dated: , 2007

SEANERGY MARITIME CORP.
By:
Panagiotis Zafet Chief Executive Officer and Co-Chairman of the Board of Directors

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name: Steven G. Nelson Title: President

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